UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 23, 2015

HITOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-103986	98-0384073
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

6513 132nd Ave NE #376

Kirkland WA 98033

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 245-5533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On June 23, 2015, Hitor Group, Inc. (“Company”) received notice from the U.S. Securities and Exchange Commission (“SEC”) informing the Company that effective June 16, 2015, the Public Company Accounting Oversight Board (the "PCAOB") revoked the registration of our independent auditor Harris & Gillespie CPAs, PLLC and its predecessor firm, Thomas J. Harris, CPA (together “Harris & Gillespie”).  As a result of the revocation, the Company can no longer include the audit reports of Harris & Gillespie in the Company's filings with the SEC.  In addition, as a result of the foregoing, the Company will be required to have its financial statements for the year ended December 31, 2013, re-audited by a firm that is registered with the PCAOB.  As a result of the foregoing, and with the approval of its board of directors, the Company dismissed Harris & Gillespie.  At this time the Company is seeking a new independent auditor and has begun its search for an independent accountant to audit the Company's financial statements and to perform reviews of interim financial statements.

Other than an explanatory paragraph included in Harris & Gillespie’s audit reports for the Company's fiscal year ended December 31, 2013 and 2012 relating to the uncertainty of the Company's ability to continue as a going concern, the audit reports of Harris & Gillespie on the Company's financial statements for the last two fiscal years ended December 31, 2013 and 2012, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2013 and 2012, and through June 23, 2015, there were no disagreements with Harris & Gillespie on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Harris & Gillespie’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company's consolidated financial statements for such years.

In addition, the Company believes there were no other reportable events as defined in Item 304 of Regulation S-K.

The Company has provided Harris & Gillespie with a copy of the foregoing statements and requested that they provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements.  A copy of the letter from Harris & Gillespie is filed hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

16.1

Letter from Harris & Gillespie to the Securities and Exchange Commission

SIGNATURES

HITOR GROUP, INC.

/s/ Ken Martin

Ken Martin, CEO